EXHIBIT INDEX

10. Opinion of counsel and consent to its use as to the legality of the securities registered is filed electronically herewith.

11.      Consent of Independent Auditors, filed electronically herewith.

16.(a)    IDS Life Variable  Annuity Fund B Power of Attorney to sign Amendments
          to  this  Registration   Statement  dated  April  25,  2001  is  filed
          electronically herewith.

16.(b) IDS Life Insurance Company Power of Attorney to sign Amendments to this Registration Statement dated April 25, 2001 is electronically herewith.